Exhibit 99.2

Scottrade Financial

Carve-Out Combined Financial Statements as of

June 30, 2017 (Unaudited) and September 30, 2016, and

for the Nine Month Periods Ended June 30, 2017 and

2016 (Unaudited)

SCOTTRADE FINANCIAL

TABLE OF CONTENTS

Page
COMBINED FINANCIAL STATEMENTS AS OF JUNE 30, 2017 (UNAUDITED) AND SEPTEMBER 30, 2016,
AND FOR THE NINE MONTH PERIODS ENDED JUNE 30, 2017 (UNAUDITED) AND 2016 (UNAUDITED):

Combined Balance Sheets	1

Combined Statements of Operations	2

Combined Statements of Comprehensive Income (Loss)	3

Combined Statements of Changes in Stockholder’s Equity	4

Combined Statements of Cash Flows	5

Notes to Combined Financial Statements	6-18

SCOTTRADE FINANCIAL

CARVE-OUT

COMBINED BALANCE SHEETS

AS OF JUNE 30, 2017 (UNAUDITED) AND SEPTEMBER 30, 2016

(Dollars in thousands)

	June 30,	September 30,
	2017	2016
ASSETS
Cash and cash equivalents	$45,098	$230,432
Cash and securities segregated under federal and other regulations	3,605,100	3,642,943
Securities purchased under agreements to resell	240,000	250,000
Receivables from brokers and dealers and clearing organizations	128,368	125,046
Receivables from customers (net of allowance for doubtful accounts of $2,118 and $1,845 as of June 30, 2017 and September 30, 2016, respectively)	3,094,876	2,456,430
Deposits with clearing organizations	97,123	67,448
Accrued interest receivable	1,562	1,025
Property and capitalized software, at cost (net of accumulated depreciation and amortization of $271,814 and $247,478 as of June 30, 2017 and September 30, 2016, respectively)	249,129	252,282
Other assets	60,707	65,873

TOTAL	$7,521,963	$7,091,479

LIABILITIES AND STOCKHOLDER’S EQUITY
LIABILITIES:
Payable to brokers and dealers and clearing organizations	$479,202	$287,610
Payable to customers	5,969,352	5,694,873
Accrued distributions to stockholders	53,431	19,228
Notes payable	383,083	383,675
Accrued interest payable	10,846	5,104
Dividends and interest payable to customers	4,453	4,027
Other liabilities	144,207	132,092

Total liabilities	7,044,574	6,526,609

STOCKHOLDER’S EQUITY:
Net Parent Investment	477,389	564,863
Accumulated other comprehensive income	—	7

Total stockholder’s equity	477,389	564,870

TOTAL	$7,521,963	$7,091,479

See notes to the combined financial statements.

SCOTTRADE FINANCIAL

CARVE-OUT

COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE NINE MONTH PERIODS ENDED JUNE 30, 2017 AND 2016

(Dollars in thousands)

	Nine Months Ended June 30,
	2017	2016
REVENUE:
Interest income	$272,823	$217,451
Deposit fees from Scottrade Bank	81,014	75,510
Interest expense — interest on bank deposits and customer payables	(990)	(639)

Net interest income	352,847	292,322

NON-INTEREST INCOME:
Commissions	217,421	222,432
Unrealized gain (loss) on securities segregated under federal and other regulations, net	10,288	(8,566)
Realized gain on sale of securities	9	30
Other income	121,806	110,199

Total non-interest income	349,524	324,095

TOTAL NET REVENUE	702,371	616,417

NON-INTEREST EXPENSE:
Salaries and employee benefits	351,239	279,204
Marketing	74,215	76,510
Occupancy and equipment	117,239	113,139
Data processing and communication	39,331	34,119
Clearing and servicing	12,454	9,834
Regulatory expense	3,685	3,158
Other expense	95,892	100,147

Total non-interest expense	694,055	616,111

Income before income tax expense	8,316	306

Income tax expense	94	771

NET INCOME (LOSS)	$8,222	$(465)

See notes to the combined financial statements.

SCOTTRADE FINANCIAL

CARVE-OUT

COMBINED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

FOR THE NINE MONTH PERIODS ENDED JUNE 30, 2017 AND 2016:

(Dollars in thousands)

	Nine Months Ended June 30,
	2017	2016
NET INCOME (LOSS)	$8,222	$(465)
OTHER COMPREHENSIVE LOSS:
Reclassification adjustment for realized gains included in net income	(6)	—
Net unrealized loss on available-for-sale securities arising during the period	(1)	(1)

Total other comprehensive loss	(7)	(1)

COMPREHENSIVE INCOME (LOSS)	$8,215	$(466)

See notes to the combined financial statements.

SCOTTRADE FINANCIAL

CARVE-OUT

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (UNAUDITED)

FOR THE NINE MONTH PERIODS ENDED JUNE 30, 2017 AND 2016

(Dollars in thousands)

		Accumulated
		Other
	Net Parent	Comprehensive
	Investment	Income (Loss)	Total
BALANCE — October 1, 2015	$539,781	$9	$539,790
Dividends to Parent	(47,910)	—	(47,910)
Contribution	80,795		80,795
Increase in distributions payable	(3,890)	—	(3,890)
Other comprehensive loss	—	(1)	(1)
Net loss	(465)	—	(465)

BALANCE — June 30, 2016	$568,311	$8	$568,319

		Accumulated
		Other
	Net Parent	Comprehensive
	Investment	Income (Loss)	Total
BALANCE — October 1, 2016	$564,863	$7	$564,870
Dividends to Parent	(92,797)	—	(92,797)
Contribution	31,304		31,304
Increase in distributions payable	(34,203)	—	(34,203)
Other comprehensive loss	—	(7)	(7)
Net income	8,222	—	8,222

BALANCE — June 30, 2017	$477,389	$—	$477,389

See notes to the combined financial statements.

SCOTTRADE FINANCIAL

CARVE-OUT

COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE NINE MONTH PERIODS ENDED JUNE 30, 2017 AND 2016

(Dollars in thousands)

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss)	$8,222	$(465)
Adjustments to reconcile net income to net cash from operating activities:
Gain on sale of securities	(9)	(30)
Depreciation and amortization	35,180	30,768
Unrealized (gain) loss on securities segregated under federal and other regulations	(10,288)	8,566
Loss on disposal of property and capitalized software	162	177
Deferred compensation plan expense	10,564	7,796
Bad debt expense	804	795
Net change in operating assets:
Cash and securities segregated under federal and other regulations	48,134	(318,455)
Securities purchased under agreements to resell	10,000	(275,000)
Receivable from brokers and dealers and clearing organizations	(3,327)	(24,161)
Receivable from customers	(639,250)	293,410
Deposits with clearing organizations	(29,675)	11,348
Accrued interest receivable	(537)	(441)
Other assets	5,146	40,608
Net change in operating liabilities:
Payable to customers	274,479	(157,128)
Payable to brokers and dealers and clearing organizations	191,592	215,275
Accrued interest payable	5,742	5,770
Dividends and interest payable to customers	426	(2,234)
Other liabilities	1,551	(43,073)

Net cash used in operating activities	(91,084)	(206,474)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of available-for-sale securities	24	—
Purchases of property and capitalized software	(31,948)	(70,367)

Net cash used in investing activities	(31,924)	(70,367)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on notes payable	(833)	(783)
Net decrease in short-term bank loans	—	(100,000)
Contribution	31,304	80,795
Dividends to Parent	(92,797)	(47,910)

Net cash used in financing activities	(62,326)	(67,898)

DECREASE IN CASH AND CASH EQUIVALENTS	(185,334)	(344,739)
CASH AND CASH EQUIVALENTS — Beginning of period	230,432	496,890

CASH AND CASH EQUIVALENTS — End of period	$45,098	$152,151

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$12,875	$12,931

Cash paid during the period for income taxes, net of refunds	$281	$564

See notes to the combined financial statements.

SCOTTRADE FINANCIAL

CARVE-OUT

NOTES TO COMBINED FINANCIAL STATEMENTS

AS OF AND FOR YEAR TO DATE JUNE 30, 2017 AND JUNE 30, 2016

1.	DESCRIPTION OF BUSINESS

On October 24, 2016, Scottrade Financial Services, Inc. (“Parent”) entered into a merger agreement with TD Ameritrade Holding Corporation (“TD Ameritrade”) and TD Bank Group (“TD Bank”). Pursuant to the terms of the merger agreement, the sale of Scottrade Financial Services, Inc. will take place in two steps.

In the first step, TD Bank Group will purchase Scottrade Bank, a federal savings bank, for approximately $1.3 billion in cash consideration. Then, immediately following that acquisition, TD Ameritrade will acquire Scottrade Financial Services, Inc., which will include Scottrade, Inc., a registered broker-dealer (“Scottrade”), Scottrade Investment Management, Inc. (“SIM”), and certain assets and liabilities (including $51.5 million of fixed assets, $13.4 million of other assets and $3.7 million of other liabilities) that will be sent via a distribution from Scottrade Bank, for consideration of $4 billion, or $2.7 billion net of the proceeds from the sale of Scottrade Bank. The TD Ameritrade acquisition is subject to the TD Bank Group/Scottrade Bank transaction closing immediately prior as well as regulatory approvals and satisfaction of other customary closing conditions, and is expected to close in fiscal year 2017.

As TD Ameritrade is acquiring certain component businesses that do not represent substantially all of the assets and liabilities of the Parent, these carve-out combined financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of the Parent. Within these statements the “Company” refers to the carved-out entity, Scottrade Financial, that will be acquired by TD Ameritrade pursuant to the terms of the merger agreement.

Scottrade Financial Services, Inc. focuses on serving individual investors by providing value-driven trading and investing tools and services along with exceptional, localized customer service.

Scottrade Financial Services, Inc. was formed in 2007 to serve as the holding company for Scottrade, which was founded in 1980.

Scottrade Financial Services, Inc. has a wholly owned subsidiary, SIM, which was formed in 2013. In May 2014, SIM satisfied registration requirements and became a registered investment advisor with the Securities Exchange Commission.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Combination — These combined financial statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of Scottrade Financial Services, Inc. The combined financial statements reflect the balance sheets, results of operations and cash flows of Scottrade Financial as they were historically managed, in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

The combined financial statements include certain assets and liabilities of the Parent, Scottrade, SIM, and certain assets and liabilities that have historically been held by Scottrade Bank but are specifically identifiable or otherwise attributable to these combined financial statements. These financial statements are presented as if such businesses had been combined for the entire period presented.

The effects of intercompany transactions have been eliminated during the combination.

There have been no new or material changes in our significant accounting policies, as compared to the significant accounting policies described in the Company’s combined carve-out financial statements for the fiscal year ended September 30, 2016.

Recent Accounting Standards — In May 2014, the FASB issued Accounting Standards Update No. 2014-09 – ASC 606 - Revenue from Contracts with Customers. The objective of the new standard is to provide a single, comprehensive revenue recognition model for all contracts with customers to improve comparability within industries, across industries, and across capital markets. The revenue standard contains principles that will be applied to determine the measurement of revenue and timing of when it is recognized. In August 2015, the FASB issued Accounting Standards Update No. 2015-14 – ASC 606 - Revenue from Contracts with Customers Deferral of the Effective Date which defers the required adoption of the new standard by the Company until October 1, 2018. The Company is currently evaluating the impact this standard will have on its combined financial statements.

In April 2015, the FASB issued Accounting Standards Update No. 2015-03 – Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The objective of the new guidance is to simplify the presentation of debt issuance costs. The new guidance requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability. The standard took effect for financial statements for fiscal years beginning after December 15, 2015. The adoption of ASU 2015-03 resulted in a change to the location where debt issuance costs are presented in the combined balance sheet and did not have a material impact on the Company’s combined financial statements. As of June 30, 2017, the Company had debt issuance costs related to recognized debt liabilities of approximately $1.3 million, which are included as a deduction from notes payable on the combined balance sheet. In order to conform to current financial statement presentation, $1.5 million of unamortized debt issuance costs have been reclassified from other assets to a deduction from notes payable as of September 30, 2016 on the combined balance sheet.

In April 2015, the FASB issued Accounting Standards Update 2015-05, “Intangibles – Goodwill and Other – Internal-Use Software (Subtopic 350-40),” which provides new guidance that clarifies customer’s accounting for fees paid in a cloud computing arrangement. Under the new guidance, if a cloud computing arrangement includes a software license, the customer shall account for the software license element of the arrangement consistent with the acquisition of other software licenses. If the cloud computing arrangement does not include a software license, the customer shall account for the arrangement as a service contract. The guidance became effective for annual periods beginning after December 31, 2015. Adoption of this amendment did not have a material impact on the Company’s combined financial statements.

In January 2016, the FASB issued Accounting Standards Update No. 2016-01 – Recognition and Measurement of Financial Assets and Financial Liabilities. The amendment will require equity investments (except those accounted for under the equity method of accounting or those that result in consolidation) to be measured at fair value with changes in fair value recognized in net income. Additionally, the impairment model for equity investments will become a single-step model in which an entity will be required to perform a qualitative assessment each reporting period to identify impairment. When impairment exists, the entity will recognize an impairment loss equal to the difference between the fair value and the carrying amount of the equity investment. The amendment also allows entities that are not public business entities to no longer disclose the fair value of financial instruments that are carried at amortized cost. The accounting changes are effective for fiscal periods beginning after December 15, 2017. The new disclosure updates may be early adopted and applied to any period in which financial statements have not been issued. The Company is currently evaluating the impact this standard will have on its combined financial statements.

In February 2016, the FASB issued Accounting Standards Update No. 2016-02 – Leases. The amendment will require lessees to recognize a right-of-use asset and lease liability for nearly all of their leases (other than leases that meet the definition of a short-term lease). The value of the asset and liability will be based on the present value of lease payments. The amendment also requires certain disclosures, including significant judgments made by management. The accounting changes are effective for fiscal periods beginning after December 15, 2018. The Company is currently evaluating the impact this standard will have on its combined financial statements.

In June 2016, the FASB issued Accounting Standards Update No. 2016-13 – Financial Instruments – Credit Losses. The amendment introduces new guidance for recognizing impairment of financial instruments including loans and leases, held-to-maturity debt securities, and loan commitments. The new guidance will require estimating expected credit losses over the remaining life of an instrument or a portfolio of instruments with similar risk characteristics based on relevant information about past events, current conditions and reasonable forecasts. The initial estimate of and the subsequent changes in expected credit losses will be recognized as credit loss expense through current earnings and will be reflected as an allowance for credit losses offsetting the carrying value of the financial instrument(s) on the balance sheet. The accounting changes are effective for fiscal periods beginning after December 15, 2019. The Company is currently evaluating the impact this standard will have on its combined financial statements.

3.	DEFERRED COMPENSATION PLAN

The Company has a deferred compensation plan (“the Plan”) for certain employees, and other plans for certain employees. The Plan calls for yearly amounts to be credited to the Plan based upon pre-tax income for each year ending December 31, as defined by the Plan. Employees vest in each year’s amount over a three-year period. Employees receive the entire vested amount in cash. As of June 30, 2017 and September 30, 2016, the Company recorded a liability in other liabilities on the combined balance sheets of $5.5 million and $7.7 million, respectively, relating to the Plan. For the nine month periods ended June 30, 2017 and 2016, the Company expensed $10.6 million and $7.8 million, respectively, related to these plans which is included in salaries and employee benefits on the combined statements of operations. As of June 30, 2017 and September 30, 2016, there was $35.1 million and $32.3 million, respectively, of unrecognized compensation cost related to unvested compensation. This cost is expected to be recognized over a weighted-average period of 3.1 years as of June 30, 2017 and 3.9 years as of September 30, 2016.

4.	CASH AND SECURITIES SEGREGATED UNDER FEDERAL AND OTHER REGULATIONS

At June 30, 2017 and September 30, 2016, cash of $2.0 billion and $1.4 billion, respectively, and U.S. government obligations and U.S. government agency securities with a fair value of $1.4 billion and $1.6 billion, respectively, and securities purchased under agreements to resell of $0.2 billion and $0.6 billion, respectively, have been segregated in a special reserve bank account for the exclusive benefit of customers pursuant to Rule 15c3-3 under the Securities Exchange Act of 1934 (“Exchange Act”). The U.S. government obligations and U.S. government agency securities are categorized as trading securities; therefore, any unrealized gains or losses are included in unrealized gain (loss) on securities segregated under federal and other regulations, net on the combined statements of operations.

5.	FAIR VALUE MEASUREMENT

The fair value of an asset is the amount at which that asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale at the measurement date. The fair value of a liability is the amount at which that liability could be incurred or settled in a current transaction between willing parties, other than in a forced or liquidation sale at the measurement date.

Fair values are based on quoted market prices when available. When market prices are not available, fair value is generally estimated incorporating current market inputs for similar financial instruments with comparable terms and credit quality (matrix pricing). In instances where there is little or no market activity for the same or similar instruments, the Company estimates fair value using methods, models, and assumptions that management believes market participants would use to determine a current transaction price. These valuation techniques involve some level of management estimation and judgment, which becomes significant with increasingly complex instruments or pricing models. Where appropriate, adjustments are included to reflect the risk inherent in a particular methodology, model, or input used.

The Company’s financial assets carried at fair value have been classified, for disclosure purposes, based on a hierarchy defined by ASC 820: Fair Value Measurements. The hierarchy gives the highest ranking to fair values determined using unadjusted quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). An asset’s or a liability’s classification is based on the lowest level input that is significant to its measurement. For example, a Level 3 fair value measurement may include inputs that are both observable (Levels 1 and 2) and unobservable (Level 3). The levels of the fair value hierarchy are as follows:

Level 1 — Inputs represent unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 — Inputs include quoted prices for similar assets or liabilities in active markets, quoted prices from those willing to trade in markets that are not active, or other inputs that are observable or can be corroborated by market data for the term of the instrument. Agency securities are priced by outside third party vendors that follow transactions in these asset classes. Evaluations are performed based on market data that utilize evaluated pricing models that vary by asset class and incorporate available trade, bid and other market information.

Level 3 — Certain inputs are unobservable (supported by little or no market activity) and are significant to the fair value measurement. Unobservable inputs reflect the Company’s best estimate of what hypothetical market participants would use to determine a transaction price for the asset or liability at the reporting date.

Financial Assets Measured at Fair Value on a Recurring Basis — The following table provides information as of June 30, 2017 and September 30, 2016, about the Company’s financial assets measured at fair value on a recurring basis (dollars in thousands):

June 30, 2017	Level 1	Level 2	Level 3	Total
U.S. government obligations and government agencies	$288,281	$1,133,118	$—	$1,421,399
Other assets:
Common stock	513	—	—	513
Money market fund	81	—	—	81

Total	$288,875	$1,133,118	$—	$1,421,993

September 30, 2016	Level 1	Level 2	Level 3	Total
U.S. government obligations and government agencies	$362,203	$1,209,617	$—	$1,571,820
Other assets:
Common stock	654	—	—	654
Money market fund	104	—	—	104

Total	$362,961	$1,209,617	$—	$1,572,578

As of June 30, 2017 and September 30, 2016, the Company had U.S. government obligations and U.S. government agency securities of $1.4 billion and $1.6 billion, respectively. These amounts are included in cash and securities segregated under federal and other regulations and deposits with clearing organizations on the combined balance sheets. Common stock and money market funds are included in other assets on the combined balance sheets.

Level 1 Financial Assets — Level 1 assets are principally comprised of U.S. government obligations with a smaller portion being invested in marketable equity securities. Values are unadjusted quoted prices for identical assets and liabilities in active markets accessible at the measurement date.

Level 2 Financial Assets — The Company classifies investment securities as Level 2 financial assets. Level 2 assets are comprised of U.S. government agency securities segregated under federal and other regulations.

Level 3 Financial Assets — The Company maintained no assets that it would classify as Level 3 during the nine month period ended June 30, 2017 or the fiscal year ended September 30, 2016.

There were no transfers of assets between levels for the nine month period ended June 30, 2017.

Cash and cash equivalents, securities purchased under agreements to resell, receivables from/payables to brokers, dealers and clearing organizations, receivables from/payables to customers, other receivables, and other liabilities are carried at amounts that approximate fair value.

6.	OFFSETTING ASSETS AND LIABILITIES

Substantially all of the Company’s securities borrowing, securities lending and securities purchased under agreements to resell activities are transacted under master agreements that may allow for net settlement in the ordinary course of business, as well as offsetting of all contracts with a given counterparty in the event of default by one of the parties. However, for financial statement purposes, the Company does not net balances related to these financial instruments.

The following table presents information about the potential effect of rights of setoff associated with the Company’s recognized assets and liabilities as of June 30, 2017 and September 30, 2016 (dollars in thousands):

June 30, 2017

	Gross Amounts of Recognized	Gross Amounts	Net Amounts Presented in	Gross Amounts not Offset in the Balance Sheet
	Assets and Liabilities	Offset in the Balance Sheet	the Balance Sheet	Financial Instruments	Collateral Received	Net Amount
Assets:
Securities borrowed (1)	$118,421	$—	$118,421	$(48,846)	$(62,717)	$6,858
Securities purchased under agreements to resell (3)	$490,605	$—	$490,605	$—	$(490,605)	$—

Total	$609,026	$—	$609,026	$(48,846)	$(553,322)	$6,858

Liabilities:
Securities loaned (2,4)	$455,293	$—	$455,293	$(48,846)	$(375,369)	$31,078

Total	$455,293	$—	$455,293	$(48,846)	$(375,369)	$31,078

September 30, 2016

	Gross Amounts of Recognized	Gross Amounts Offset in the	Net Amounts Presented in	Gross Amounts not Offset in the Balance Sheet
	Assets and Liabilities	Balance Sheet	the Balance Sheet	Financial Instruments	Collateral Received	Net Amount
Assets:
Securities borrowed (1)	$113,760	$—	$113,760	$(40,456)	$(71,230)	$2,074
Securities purchased under agreements to resell (3)	$803,359	$—	$803,359	$—	$(803,359)	$—

Total	$917,119	$—	$917,119	$(40,456)	$(874,589)	$2,074

Liabilities:
Securities loaned (2,4)	$270,835	$—	$270,835	$(40,456)	$(213,889)	$16,490

Total	$270,835	$—	$270,835	$(40,456)	$(213,889)	$16,490

(1)	Included in receivables from brokers and dealers and clearing organizations on the combined balance sheets.
(2)	Included in payables to brokers and dealers and clearing organizations on the combined balance sheets.
(3)	$250.6 million and $553.4 million of this balance is included in cash and securities segregated under federal and other regulation on the combined balance sheets as of June 30, 2017 and September 30, 2016, respectively. The remainder is included in securities purchased under agreements to resell.
(4)	Securities loaned are predominantly comprised of equity securities held in client brokerage accounts with overnight or continuous remaining contractual maturities.

Securities purchased under agreements to resell - The Company enters into short-term, usually 90 days or less, collateralized reverse repurchase agreements which could result in losses in the event the counterparty fails to purchase the securities held as collateral and the fair value of the securities declines. To mitigate this risk, the Company requires that the counterparty deliver securities to the Company or its custodian, to be held as collateral, with a fair value in excess of the resale price. The Company also sets standards for the credit quality of the counterparty, monitors the fair value of the underlying securities as compared to the related receivable, including accrued interest, and requires additional collateral where deemed appropriate. At June 30, 2017 and September 30, 2016, the fair value of collateral received in connection with reverse repurchase agreements was $501.4 million and $819.3 million, respectively.

Securities lending - The Company loans client securities temporarily to other brokers in connection with its securities lending activities and receives cash as collateral for the securities loaned. Securities lending transactions have overnight or continuous remaining contractual maturities. Increases in security prices may cause the fair value of the securities loaned to exceed the amount of cash received as collateral. In the event the counterparty to these transactions does not return the loaned securities or provide additional cash collateral, the Company may be exposed to the risk of acquiring the securities at prevailing market prices in order to satisfy its client obligations. The Company mitigates this risk by requiring credit approvals for counterparties, monitoring the fair value of securities loaned, and requiring additional cash as collateral when necessary. The fair value of client securities pledged in securities lending transactions to other broker-dealers was $421.4 million at June 30, 2017 and $251.8 million at September 30, 2016.

7.	RECEIVABLES FROM AND PAYABLES TO BROKERS AND DEALERS AND CLEARING ORGANIZATIONS

Amounts receivable from and payable to brokers and dealers and clearing organizations at June 30, 2017 and September 30, 2016, consist of the following (dollars in thousands):

	June 30, 2017		September 30, 2016
	Receivable	Payable	Receivable	Payable
Securities borrowed/loaned	$118,421	$455,293	$113,760	$270,835
Securities failed-to-deliver/receive	1,735	1,596	2,167	3,729
Receivables from/payables to clearing organizations	8,212	22,313	9,119	13,046

Total	$128,368	$479,202	$125,046	$287,610

In addition to the amounts above, Scottrade also maintains deposits at various clearing organizations. At June 30, 2017 and September 30, 2016, the amounts held on deposit at clearing organizations totaled $97.1 million and $67.4 million, respectively. The June 30, 2017 balance was comprised of $62.0 million in cash and $35.1 million of U.S. government obligations. The September 30, 2016 balance was comprised of $58.4 million in cash and $9.0 million of U.S. government obligations. These amounts are included in deposits with clearing organizations on the combined balance sheets.

8.	PROPERTY AND CAPITALIZED SOFTWARE

Property and capitalized software, which is recorded at cost, at June 30, 2017 and September 30, 2016, consists of the following (dollars in thousands):

	June 30, 2017	September 30, 2016
Building and leasehold improvements	$196,443	$196,089
Software	163,782	149,408
Equipment	116,955	110,198
Furniture and fixtures	24,328	24,540
Land	19,435	19,525

	520,943	499,760
Less: Accumulated depreciation and amortization	(271,814)	(247,478)

Total	$249,129	$252,282

Total depreciation and amortization expense on property and capitalized software for the nine month periods ended June 30, 2017 and 2016 was $34.9 million and $30.5 million, respectively, and is included in occupancy and equipment on the combined statements of operations.

9.	FINANCING ARRANGEMENTS

On April 1, 2004, Scottrade borrowed $19.7 million in the form of a note payable that will mature on March 1, 2024. The note payable bears a fixed interest rate of 6.18% per annum with principal and interest payments made monthly. The note payable is secured by one of Scottrade’s buildings and represents a sole recourse obligation. The balance of the note at June 30, 2017 was $9.4 million and is included in notes payable on the combined balance sheets.

On July 11, 2011, the Company issued $375.0 million of long-term debt that will mature on July 11, 2021. The note bears interest at a fixed annual interest rate of 6.125% with interest payments made semi-annually. The note is unsecured. The balance of the note at June 30, 2017 was $375.0 million and is included in notes payable on the combined balance sheets. Additionally, there is $1.3 million of unamortized debt issuance costs associated with this note at June 30, 2017 that is recorded as an offset to notes payable on the combined balance sheets.

The schedule of principal payments for the fiscal years ending September 30 as of June 30, 2017 on the notes payable is as follows (dollars in thousands):

2017	$286
2018	1,190
2019	1,266
2020	1,347
2021	376,432
2022 and after	3,848

Total	$384,369

The Company’s total interest expense on the notes payable for the nine month periods ended June 30, 2017 and 2016 was $17.7 million, and is recorded in other expense on the combined statements of operations.

In conjunction with these financing arrangements, the Parent and Scottrade must comply with certain covenants. The Parent and Scottrade were in compliance with all such covenants as of and during the nine month period ended June 30, 2017 and as of and during the year ended September 30, 2016.

10.	SHORT-TERM FUNDING AND LIQUIDITY RISK

The Company finances its receivables from customers with customer free credit balances. The Company pays interest on such customer credit balances at tiered rates depending on the balance in the customer’s account. At June 30, 2017 and September 30, 2016, each tier’s interest rate was 0.01%.

The Company from time to time enters into certain financing arrangements in order to manage short-term liquidity risk, such as funding daily net National Securities Clearing Corporation and Depository Trust & Clearing Corporation trading settlement transactions, and related deposit requirements. The Company entered into a Fifth Amendment to the Fourth Amended and Restated Loan Agreement dated

February 16, 2017 with a group of banks for revolving credit facilities consisting of an unsecured revolving credit line and a secured revolving credit line (collectively the “Facility”). The Facility provides for unsecured borrowings for a maximum of five days at which time the unsecured loan matures and must be paid down or refinanced with proceeds from a loan under the secured line, for which the Company must pledge sufficient collateral. In accordance with the terms of the Facility, the Company can borrow up to $300.0 million.

The borrowings under the unsecured revolving credit line bear interest at an annual rate equal to the adjusted daily LIBOR plus 1.30%. Borrowings under the secured revolving credit line bear interest at an annual rate equal to the adjusted daily LIBOR plus 1.20%. As of June 30, 2017 and September 30, 2016, there were no outstanding unsecured borrowings under the Facility and no secured borrowings.

The terms of the Facility require the Parent and Scottrade to comply with certain covenants and conditions, including minimum tangible net worth covenants, a maximum leverage ratio and minimum excess regulatory capital. The Parent and Scottrade were in compliance with all such covenants and conditions as of and during the nine month period ended June 30, 2017 and as of and during the fiscal year ended September 30, 2016.

In addition to the Facility, Scottrade maintains separate lines of credit with certain lenders whereby it can borrow up to a maximum of $200.0 million secured by pledged excess customer securities. These lines of credit are not subject to any facility fees and bear market-based variable interest rates. At June 30, 2017 and September 30, 2016, no amounts were outstanding under these lines of credit.

As mentioned above, at June 30, 2017 and September 30, 2016, the Company had both secured and unsecured lines of credit that provided for available borrowings in the aggregate of up to $500 million. The Company incurred an immaterial amount of interest expense during the nine month periods ended June 30, 2017 and 2016, respectively, relating to such lines of credit. Average borrowings on these lines of credit during the nine month periods ended June 30, 2017 and 2016 were $3.3 million and $0.6 million, respectively.

11.	COMMITMENTS AND CONTINGENCIES

Scottrade provides guarantees to securities clearing houses and exchanges under their standard membership agreements, which require members to guarantee the performance of other members. Under these agreements, if a member becomes unable to satisfy its obligations to the clearing houses and exchanges, all other members would be required to meet any shortfall. Scottrade’s liability under these agreements is not quantifiable and may exceed the cash and securities it has posted as collateral. Management estimates that the potential requirement for Scottrade to make payments under these agreements is remote. Accordingly, no liability has been recognized for these transactions.

The Company is involved, from time to time, in litigation, examinations and proceedings brought by various entities including, without limitation, governmental and self-regulatory agencies, certain of which may result in adverse judgments, fines or penalties. While results of legal proceedings, examinations and proceedings brought by various entities including, without limitation, governmental and self-regulatory agencies or the results of judgments, fines or penalties cannot be predicted with certainty, management, after consultation with counsel, believes, based on currently known facts, that resolution of all such matters are not expected to have a material effect on the combined financial statements.

12.	CREDIT RISK

Scottrade’s customer securities activities involve the execution, settlement and financing of various transactions on behalf of its customers. Customer activities are transacted on either a cash or margin basis and are recorded on a settlement date basis. Scottrade’s exposure to credit risk associated with the nonperformance of these customers in fulfilling their contractual obligations pursuant to securities transactions can be directly impacted by volatile trading markets, which may impair the customers’ ability to satisfy their obligations to Scottrade. Scottrade monitors exposure to industry sectors and individual securities and performs analysis on a regular basis in connection with its margin lending activities. Scottrade also monitors required margin levels, and customers are required to deposit additional collateral, or reduce positions, when necessary.

Scottrade borrows and loans securities from/to other brokers and dealers on a temporary basis in connection with its brokerage business. Scottrade receives cash collateral for securities loaned and deposits cash collateral for securities borrowed. In the event a counterparty to these transactions does not return loaned securities or deposited cash, Scottrade may be exposed to the risk of acquiring (in securities loaned transactions) or selling (in securities borrowed transactions) securities at prevailing market prices in order to satisfy its client obligations. Scottrade mitigates the risks associated with securities lending and borrowing by requiring credit approvals for counterparties, monitoring the market value of securities loaned and collateral values for securities borrowed on a daily basis and requiring additional cash collateral for securities loaned or return of cash collateral for securities borrowed, as necessary.

The Company participates in securities purchases under agreements to resell transactions. These are short-term resale agreements collateralized by U.S. government obligations and U.S. government agency securities. These transactions could result in losses in the event the counterparty fails to purchase the securities held as collateral and the fair value of the securities declines. To mitigate this risk, the Company requires that the counterparty deliver securities to the Company or its custodian, to be held as collateral, with a fair value in excess of the resale price. The Company also sets standards for the credit quality of the counterparty, monitors the fair value of the underlying securities as compared to the related receivable, including accrued interest, and requires additional collateral where deemed appropriate.

At June 30, 2017, excess customer margin securities of $4.3 billion and stock borrowings of $118.4 million were available to Scottrade to utilize as collateral on various borrowings or for other purposes including securities lending. At September 30, 2016, excess customer margin securities of $3.4 billion and stock borrowings of $113.8 million were available. Scottrade had utilized a portion of these available securities as collateral for Options Clearing Corporation margin requirements and stock loan/hedge requirements, brokerage customer short sales and securities lending transactions totaling $691.9 million and $622.1 million at June 30, 2017 and September 30, 2016, respectively. As of June 30, 2017 and September 30, 2016, no securities were pledged as collateral on short-term bank loans.

13.	EMPLOYEE SAVINGS PLAN

The Company sponsors a 401(k) savings plan (the “Plan”) covering substantially all employees of the Company. Company contributions are made at the discretion of the Company. The Company expensed $9.9 million and $8.0 million of matching contributions during the nine month periods ended June 30, 2017 and 2016, respectively, that is included in salaries and employee benefits in the combined statements of operations.

14.	RELATED-PARTY TRANSACTIONS

As of June 30, 2017 and September 30, 2016, the Company had $22.9 million and $9.7 million, respectively, of receivables due from officers and directors of the Company included in receivables from customers on the combined balance sheets, which are fully secured margin loans subject to the same terms as Scottrade’s customers. As of June 30, 2017 and September 30, 2016, officers and directors of the Company had cash balances of $30.9 million and $25.2 million, which are included in payables to customers on the combined balance sheets.

As of June 30, 2017 and September 30, 2016, the Company had $14.9 billion and $14.5 billion, respectively, on deposit at Scottrade Bank, an affiliate of the Company, on behalf of its customers through the Sweep Program, which is offered by the Company to its eligible brokerage customers wherby customers’ univested cash is swept to FDIC insured accounts at depository institutions participating in the program. The Company received $81.0 million and $75.5 million in deposit fees from Scottrade Bank for the nine month periods ended June 30, 2017 and 2016, respectively, which are included in interest income on the combined statements of operations.

The Company has receivables and payables from Scottrade Bank related to the movement of customer money on a one day lag. At June 30, 2017, the Company had $0.3 million and $0.5 million in receivables from and payables to Scottrade Bank, respectively. At September 30, 2016, the Company had $0.4 million and $1.7 million in receivables from and payables to Scottrade Bank, respectively. These amounts are included in other assets and other liabilities, respectively, on the combined balance sheets.

The Company provides various administrative and technology services to Scottrade Bank. Revenue from these services for the nine month periods ended June 30, 2017 and 2016 totaled $21.7 million and $21.5 million, respectively, and is included in other income on the combined statements of operations.

During the nine month periods ended June 30, 2017 and 2016 Scottrade Bank paid the Parent dividends of $31.3 million and $80.8 million, respectively.

15.	REGULATORY REQUIREMENTS

Registered Broker-Dealer — Scottrade is subject to the Uniform Net Capital Rule (Rule 15c3-1) under the Securities Exchange Act of 1934 that requires the maintenance of minimum net capital of not less than 2% of aggregate debit items arising from customer transactions or $250,000, whichever is greater. Rule 15c3-1 also states that equity capital may not be withdrawn or distributions paid to the Holding Company if Scottrade’s net capital is less than 5% of such items.

Net Capital (as defined in Rule 15c3-1) and net capital requirements for Scottrade at June 30, 2017 and September 30, 2016, respectively, are presented in the tables below (dollars in millions):

	Net Capital	Minimum Required Net Capital	Aggregate Debit Balances	in Excess of Required Net Capital
June 30, 2017	$295.3	$0.25	$65.7	$229.6

	Net Capital	Minimum Required Net Capital	2% of Aggregate Debit Balances	Net Capital in Excess of Required Net Capital
September 30, 2016	$265.1	$0.25	$53.1	$212.0

16.	SUBSEQUENT EVENTS

The Company determined there were no subsequent events that would require disclosure or adjustments to the accompanying financial statements through July 31, 2017 the date the financial statements were available to be issued.

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